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                                                                     EXHIBIT 3.1

                          SEVENTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 INHIBITEX, INC.

                                  INTRODUCTION

         This Seventh Amended and Restated Certificate of Incorporation of Inhibitex, Inc. (the "Corporation") hereby restates and amends the Corporation's Certificate of Incorporation, first filed on May 13, 1994 under the name Inhibitex, Inc., as amended, and has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

                                       I.

                                 CORPORATE NAME

         The name of the Corporation is Inhibitex, Inc.

                                       II.

                                AUTHORIZED SHARES

         The Corporation is authorized to issue two classes of stock designated "Common Stock" and "Preferred Stock." The Common Stock shall have a par value of $.001 per share. The Preferred Stock shall consist of nine series designated "Series A Convertible Preferred Stock" (the "Series A") with a par value of $.001 per share, "Series B Convertible Preferred Stock" (the "Series B"), with a par value of $.001 per share, "Series C Convertible Preferred Stock" (the "Series C") with a par value of $.001 per share, "Series D Convertible Preferred Stock" (the "Series D") with par value of $.001 per share, "Series E Convertible Preferred Stock" (the "Series E") with a par value of $.001 per share, "Series B-1 Convertible Preferred Stock" (the "Series B-1"), with a par value of $.001 per share, "Series C-1 Convertible Preferred Stock" (the "Series C-1") with a par value of $.001 per share, "Series D-1 Convertible Preferred Stock" (the "Series D-1") with a par value of $.001 per share, and "Series E-1 Convertible Preferred Stock" (the "Series E-1") with a par value of $.001 per share. The number of shares of Common Stock which the Corporation is authorized to issue is forty-three million one hundred thousand (43,100,000), the number of shares of Preferred Stock which the Corporation is authorized to issue is two hundred sixteen thousand (216,000) shares of Series A, two million six hundred thousand (2,600,000) shares of Series B, eight million (8,000,000) shares of Series C, seventeen million five hundred thousand (17,500,000) shares of Series D, nine million six hundred thousand (9,600,000) shares of Series E, two million six hundred thousand (2,600,000) shares of Series B-1, eight million (8,000,000) shares of Series C-1, seventeen million five hundred thousand (17,500,000) shares of Series D-1 and nine million six hundred thousand (9,600,000) shares of Series E-1.

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                                      - 2 -

         The rights, preferences, privileges and restrictions granted to and imposed upon the shares of Series A, Series B, Series C, Series D, Series E, Series B-1, Series C-1, Series D-1, Series E-1 and Common Stock are set forth below in this Article II.

         1.       Dividends.

                    a. Declaration of Dividends. The holders of each share of Series D and Series C shall be entitled to receive dividends pari passu. Dividends on each share of Series D shall accrue on a cumulative basis (the "Series D Cumulative Dividends") at the rate of 8.0% per annum of the Series D Purchase Price (as defined below), from and including the date of issuance of such share of Series D to and including the first to occur of (i) the date on which the Series D Liquidation Value (as defined below) of such share of Series D is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such share of Series D by the Corporation, (ii) the date on which such share of Series D is converted into Common Stock hereunder or (iii) the date on which such share of Series D is otherwise acquired by the Corporation. Dividends on each share of Series C shall accrue on a cumulative basis (the "Series C Cumulative Dividends") at the rate of 8.0% per annum of the Series C Purchase Price (as defined below), from and including the date of issuance of such share of Series C to and including the first to occur of (i) the date on which the Series C Liquidation Value (as defined below) of such share of Series C is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such share of Series C by the Corporation, (ii) the date on which such share of Series C is converted into Common Stock hereunder or (iii) the date on which such share of Series C is otherwise acquired by the Corporation. Prior to the declaration or payment of any dividends on any other share of capital stock of the Corporation other than the Series C Cumulative Dividends and Series D Cumulative Dividends, the holder of each then outstanding share of Series E shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the "Board of Directors") in its discretion, and out of any funds legally available therefor, dividends at an annual rate equal to $.3152 per share. The holder of each then outstanding share of Series A and Series B shall be entitled to receive pari passu, when and as declared by the Board of Directors in its discretion, and out of any funds legally available therefor, dividends at an annual rate equal to $.05 per share per annum (in the case of Series A) and $.12 per share (in the case of 1,328,670 shares Series B issued prior to July 2, 1998) and $.15 per share (in the case of 1,000,000 shares of Series B issued effective as of July 2, 1998). The Preferred Stock shall also participate on an as converted basis in all dividend payments or distributions to the holders of the Common Stock, if any. The Board of Directors may fix a record date for the determination of holders of Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be not more than 30 days prior to the date fixed for the payment thereof (the "Date of Payment").

                    b. Payment of Dividends. The Corporation shall pay to each holder of Preferred Stock on the Date of Payment with respect to shares held by such holder any and all dividends which have been declared and accrued through such date.

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                    c.   Distribution of Partial Dividend Payments. If at any
time the Corporation pays less than the total amount of dividends then accrued with respect to the Preferred Stock, such payment shall be distributed among the holders of Preferred Stock entitled to the payment of dividends at such time in an amount in proportion to the amount each such holder otherwise would have been entitled to receive had the amount of such dividend been sufficient to permit payment of all accrued dividends.

                    d. Other Dividends. Except as set forth in Sections 1 or 2, no dividend or other distribution shall be paid, or declared and set apart for payment, on the Preferred Stock or on the Common Stock of the Corporation.

                    e.   Payments of Dividends with Shares.

                           i.       Notwithstanding any other provision of this
Section 1, in the sole discretion of any holder of Series D, any dividends accrued on the Series D may be paid in lieu of cash dividends by the issuance of a number of additional shares of Series D (as long as no reverse stock split has occurred, not including fractional shares of Series D) equal to the amount of the dividend to be paid, divided by the Series D Conversion Price (as defined below); provided that if the Corporation pays a portion of the total amount of dividends then accrued on the Series D in the form of cash and a portion in the form of additional shares of Series D, such payment in shares of Series D shall be made pro rata among the holders of Series D electing payment in kind based upon the aggregate accrued but unpaid dividends on the shares of Series D held by each such holder. If and when any shares of Series D are issued under this paragraph e. for the payment of accrued dividends, such shares of Series D shall be deemed to be validly issued and outstanding and fully paid and nonassessable.

                           ii.      Notwithstanding any other provision of this
Section 1, in the sole discretion of any holder of Series C, any dividends accrued on the Series C may be paid in lieu of cash dividends by the issuance of a number of additional shares of Series C (as long as no reverse stock split has occurred, not including fractional shares of Series C) equal to the amount of the dividend to be paid, divided by the Series C Conversion Price (as defined below); provided that if the Corporation pays a portion of the total amount of dividends then accrued on the Series C in the form of cash and a portion in the form of additional shares of Series C, such payment in shares of Series C shall be made pro rata among the holders of Series C electing payment in kind based upon the aggregate accrued but unpaid dividends on the shares of Series C held by each such holder. If and when any shares of Series C are issued under this paragraph e. for the payment of accrued dividends, such shares of Series C shall be deemed to be validly issued and outstanding and fully paid and nonassessable.

                           iii.     Notwithstanding any other provision of this
Section 1, in the sole discretion of any holder of Series E, any dividends declared on the Series E may be paid in lieu of cash dividends by the issuance of a number of additional shares of Series E (as long as no reverse stock split has occurred, not including fractional shares of Series E) equal to the amount of the dividend declared to be paid, divided by the Series E Conversion Price (as defined below); provided that if the Corporation pays a portion of

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                                      - 4 -

the total amount of dividends then declared and unpaid on the Series E in the form of cash and a portion in the form of additional shares of Series E, such payment in shares of Series E shall be made pro rata among the holders of Series E electing payment in kind based upon the aggregate declared and unpaid dividends on the shares of Series E held by each such holder. If and when any shares of Series E are issued under this paragraph e. for the payment of declared dividends, such shares of Series E shall be deemed to be validly issued and outstanding and fully paid and nonassessable.

                           iv.      Neither the Corporation nor any of its
subsidiaries shall purchase, redeem or otherwise acquire for value any shares of any class or series of the Corporation's capital stock, other than (v) the Series B, the Series C, the Series D or the Series E pursuant to Section 3 hereof, (w) shares of Common Stock issued by the Corporation to its employees, directors or outside consultants or contractors pursuant to plans or arrangements duly approved by the unanimous consent of those members of the Board of Directors elected by the holders of the Series B, the Series C, the Series D and the Series E, and provided that the redemption or purchase price for such shares shall not exceed the original purchase price for such shares,
(x) pursuant to the Fourth Amended and Restated Master Rights Agreement by and between the Corporation and the parties thereto dated as of December 19, 2003 (the "Rights Agreement"), (y) pursuant to stock option agreements approved by a majority of the Board of Directors for any of the Reserved Shares (as defined in the Rights Agreement), or (z) pursuant to other agreements approved by the unanimous consent of those members of the Board of Directors elected by the holders of the Series B, the Series C, the Series D and the Series E (subject to the foregoing exceptions), and no money shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

         2.       Liquidation.

                    a.   Preference.

                           i.       In the event of any voluntary or involuntary
dissolution, liquidation, or winding up of the affairs of the Corporation, after payment or provision for the debts and other liabilities of the Corporation, the holders of each share of the Series D and Series E shall be entitled to receive out of the assets of the Corporation, pari passu, whether such assets are capital, surplus or earnings, before any payment shall be made or assets distributed on the Common Stock, the Series A, the Series B or Series C or any other class or series of capital stock of the Corporation, an amount equal to the Series D Liquidation Value (as defined below) or Series E Liquidation Value (as defined below) of such share, as applicable. If upon any dissolution, liquidation or winding up of the affairs of the Corporation, the assets of the Corporation distributable as aforesaid among the holders of the Series D and Series E shall be insufficient to permit the payment to them of the full preferential amounts to which they are entitled, then the entire assets of the Corporation so to be distributed shall be distributed ratably among the holders of the Series D and Series E, pari passu, in proportion to the sum of their respective per share liquidation values, until payment in full of such amount per share.

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                           ii.      In the event of any voluntary or involuntary
dissolution, liquidation, or winding up of the affairs of the Corporation, after payment or provision for the debts and other liabilities of the Corporation, and after payment or setting aside adequate amounts for the payment of distribution to the holders of the Series E and Series D of the full amounts set forth in subsection 2(a)(i) above, the holders of each share of the Series C shall be entitled to receive out of the assets of the Corporation, whether such assets are capital, surplus or earnings, before any payment shall be made or assets distributed on the Common Stock, the Series A, or the Series B or any other class or series of capital stock of the Corporation, an amount equal to the Series C Liquidation Value (as defined below) of such share. If upon any dissolution, liquidation or winding up of the affairs of the Corporation, the assets of the Corporation distributable as aforesaid among the holders of the Series C shall be insufficient to permit the payment to them of the full preferential amounts to which they are entitled, then the entire assets of the Corporation so to be distributed shall be distributed ratably among the holders of the Series C in proportion to the sum of their respective per share liquidation values, until payment in full of such amount per share.

                           iii.     In the event of any voluntary or involuntary
dissolution, liquidation, or winding up of the affairs of the Corporation, after payment or provision for the debts and other liabilities of the Corporation, and after payment or setting aside adequate amounts for the payment of distribution to the holders of the Series E, Series D and Series C of the full amounts set forth in subsection 2(a)(i) and (ii) above, the holders of each share of the Series B shall be entitled to receive out of the assets of the Corporation, whether such assets are capital, surplus or earnings, before any payment shall be made or assets distributed on the Common Stock, the Series A or any other class or series of capital stock of the Corporation, an amount equal to the Series B Liquidation Value (as defined below) of such share. If upon any dissolution, liquidation or winding up of the affairs of the Corporation, the assets of the Corporation distributable as aforesaid among the holders of the Series B shall be insufficient to permit the payment to them of the full preferential amounts to which they are entitled, then the entire assets of the Corporation so to be distributed shall be distributed ratably among the holders of the Series B in proportion to the sum of their respective per share liquidation values, until payment in full of such amount per share.

                           iv.      In the event of any voluntary or involuntary
dissolution, liquidation, or winding up of the affairs of the Corporation, after payment or provision for the debts and other liabilities of the Corporation and after the payment or setting aside of adequate amounts for the payment or distribution to the holders of the Series E, Series D, Series C and Series B of the full amounts set forth in subsection 2(a)(i), (ii) and (iii) above, the holders of each share of the Series A shall be entitled to receive out of the assets of the Corporation, whether such assets are capital, surplus or earnings, before any payment shall be made or assets distributed on the Common Stock or any other class or series of capital stock of the Corporation, an amount equal to the Series A Liquidation Value (as defined below) of such share. If upon any dissolution, liquidation or winding up of the affairs of the Corporation, the assets of the Corporation distributable as aforesaid among the holders of the Series A shall be insufficient to permit the payment to them of the full preferential amounts to which they are entitled, then the entire assets of

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the Corporation so to be distributed shall be distributed ratably among the holders of the Series A in proportion to the sum of their respective per share liquidation values, until payment in full of such amount per share.

                    b. Remaining Assets. After payment or distribution to the holders of the Preferred Stock of the full amounts set forth in Section 2(a) above, the remaining assets of the Corporation legally available for distribution to stockholders shall be distributed ratably among the holders of Preferred Stock and Common Stock then outstanding, with the holders of Preferred Stock being deemed for this purpose to hold the number of shares of Common Stock which they would have received had they converted all of their shares of Preferred Stock into Common Stock immediately prior to such liquidation.

                    c. Liquidation Value. The liquidation value per share of Series E shall be the sum of $3.94 (the "Series E Purchase Price") plus all declared and accrued but unpaid dividends as of the date the liquidation value of such share is determined, as adjusted by other provisions contained herein (the "Series E Liquidation Value"). The liquidation value per share of Series D shall be the sum of $3.94 (the "Series D Purchase Price") plus all accrued but unpaid dividends as of the date the liquidation value of such share is determined, as adjusted by other provisions contained herein (the "Series D Liquidation Value"). The liquidation value per share of Series C (i) issued on or before June 8, 2000 shall be the sum of $5.70 plus all accrued but unpaid dividends as of the date the liquidation value of such share is determined, as adjusted by other provisions contained herein, or (ii) issued after June 8, 2000 shall be the sum of $2.85 (the "Series C Purchase Price") plus all accrued but unpaid dividends as of the date the liquidation value of such share is determined, as adjusted by other provisions contained herein (collectively, the "Series C Liquidation Value.") The liquidation value per share of Series B (the "Series B Liquidation Value") as of any particular date shall be $1.164 with respect to shares of Series B issued before July 2, 1998 and $1.50 with respect to shares of Series B issued on or after July 2, 1998 plus all declared and accrued but unpaid dividends as of the date the liquidation value of such share is determined, as adjusted by other provisions contained herein. The liquidation value per share of Series A (the "Series A Liquidation Value") as of any particular date shall be the sum of $1.164 plus any declared and accrued by unpaid dividends as of the record date set for final distribution in connection with of the voluntary or involuntary dissolution or winding up of the affairs of the Corporation, as adjusted by other provisions contained herein.

                    d. Liquidation Events. Unless the holders of at least two-thirds of the Series B outstanding as of July 3, 1998, a majority of the Series C outstanding and a majority of the Series D and Series E outstanding (the Series D and Series E voting together as a single class on an as-if converted basis) elect in writing that the following events shall not be considered a liquidation under this Section 2, the following events shall be considered a liquidation under this Section 2:

                           i.       any consolidation or merger of the
Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than 50% of the Corporation's voting power

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immediately after such consolidation, merger or reorganization, or any similar acquisition transaction or series of related transactions in which in excess of fifty percent (50%) of the Corporation's voting power is transferred (an "Acquisition"); or

                           ii.      a sale, lease or other disposition (but
excluding any transfer of a security interest by agreement or mortgage to a bona fide lender, provided such transfer is approved by unanimous consent of those members of the Board of Directors elected by the holders of the Series B, Series C, Series D and Series E) of all or substantially all of the assets of the Corporation (an "Asset Transfer").

          3.   Redemption.

                    a. Redemption at the Option of the Corporation. The Corporation shall not have the right to call or redeem any shares of the Preferred Stock and the Corporation shall not purchase or otherwise acquire for value any outstanding shares of the Preferred Stock except as provided in this
Section 3 or pursuant to an agreement approved by the unanimous consent of those members of the Board of Directors elected by the holders of the Series B, the Series C, the Series D and the Series E.

                    b. Redemption after April 6, 2006. The holders of the Series B shall have the option to require the Corporation to redeem, at any time or from time to time, any outstanding shares of Series B after April 6, 2006 by providing written notice to the Corporation, no later than sixty (60) days prior to the requested redemption date (the "Series B Redemption Date"), specifying the number of shares to be redeemed. The Corporation shall pay, no later than ninety (90) days after the Company's receipt of such notice, to each holder of Series B who has given such notice an amount per share (in cash) equal to the greater of (i) the sum of (x) the original purchase price of such share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) plus (y) any declared and accrued but unpaid dividends on the share or
(ii) the fair market value per share as determined by mutual agreement or if necessary by an independent appraiser (the "Series B Redemption Price"). Any discount by the independent appraiser for restrictions on transferability, absence of a public market, minority ownership or limitations on the Company's ability to pay the Series B Redemption Price shall not exceed 15% in the aggregate. If the Company and the Investors requesting redemption are not able to agree on an independent appraiser within thirty (30) days after the Company's receipt of request for redemption, the Company and/or such Investors will request the names of independent appraisers from the American Arbitration Association office in Atlanta, Georgia ("AAA") and will reasonably agree on an appraiser named in the list received from AAA. If the Company fails on the Series B Redemption Date to redeem all of the Series B requested to be redeemed, the Conversion Price of the Series B will immediately decrease by five percent (5%) and thereafter decrease at a rate of five percent (5%) per quarter until such Series B, the Series C, Series D and Series E is redeemed or converted in full. Upon notice to the Company at any time after such a failure, any or all of the Series B holders having requested redemption may withdraw such request, in which case such decrease in Conversion Price shall cease as of the date of such notice. Any such holder withdrawing its request may later require redemption at its option.

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                    c.   Redemption after April 6, 2006. The holders of the
Series C shall have the option to require the Corporation to redeem any or all of the outstanding shares of Series C after April 6, 2006 by providing written notice to the Corporation, no later than sixty (60) days prior to the requested redemption date (the "Series C Redemption Date"), specifying the number of shares to be redeemed. The Corporation shall pay each holder of Series C who has given such notice an amount per share (in cash) equal to the greater of (i) the sum of (x) the original purchase price of such share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) plus (y) any accrued but unpaid dividends on the share or (ii) the fair market value per share as determined by mutual agreement or if necessary by an independent appraiser (the "Series C Redemption Price"). Any discount by the independent appraiser for restrictions on transferability, absence of a public market, minority ownership or limitations on the Company's ability to pay the Series C Redemption Price shall not exceed 15% in the aggregate. If the Company and the Investors requesting redemption are not able to agree on an independent appraiser within thirty (30) days after the Company's receipt of request for redemption, the Company and/or such Investors will request the names of independent appraisers from the AAA office in Atlanta, Georgia and will reasonably agree on an appraiser named in the list received from AAA. If the Company fails on the Series C Redemption Date to redeem all of the Series C requested to be redeemed, the Conversion Price of the Series C will immediately decrease by five percent (5%) and thereafter decrease at a rate of five percent (5%) per quarter until such Series C, the Series B, Series D and Series E is redeemed or converted in full. Upon notice to the Company at any time after such a failure, any or all of the Series C holders having requested redemption may withdraw such request, in which case such decrease in Conversion Price shall cease as of the date of such notice. Any such holder withdrawing its request may later require redemption at its option.

                    d. Redemption after April 6, 2006. The holders of the Series D shall have the option to require the Corporation to redeem any or all of the outstanding shares of Series D after April 6, 2006 by providing written notice to the Corporation, no later than sixty (60) days prior to the requested redemption date (the "Series D Redemption Date"), specifying the number of shares to be redeemed. The Corporation shall pay each holder of Series D who has given such notice an amount per share (in cash) equal to the greater of (i) the sum of (x) the original purchase price of such share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) plus (y) accrued but unpaid dividends on the share or (ii) the fair market value per share as determined by mutual agreement or if necessary by an independent appraiser (the "Series D Redemption Price"). Any discount by the independent appraiser for restrictions on transferability, absence of a public market, minority ownership or limitations on the Company's ability to pay the Series D Redemption Price shall not exceed 15% in the aggregate. If the Company and the Investors requesting redemption are not able to agree on an independent appraiser within thirty (30) days after the Company's receipt of request for redemption, the Company and/or such Investors will request the names of independent appraisers from the AAA office in Atlanta, Georgia and will reasonably agree on an appraiser named in the list received from AAA. If the Company fails on the Series D Redemption Date to redeem all of the Series D requested to be redeemed, the Conversion Price of the Series D will immediately decrease by five percent (5%) and thereafter

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                                      - 9 -

decrease at a rate of five percent (5%) per quarter until such Series D, the Series B, Series C and Series E is redeemed or converted in full. Upon notice to the Company at any time after such a failure, any or all of the Series D holders having requested redemption may withdraw such request, in which case such decrease in Conversion Price shall cease as of the date of such notice. Any such holder withdrawing its request may later require redemption at its option.

                    e. Redemption after April 6, 2006. The holders of the Series E shall have the option to require the Corporation to redeem any or all of the outstanding shares of Series E after April 6, 2006 by providing written notice to the Corporation, no later than sixty (60) days prior to the requested redemption date (the "Series E Redemption Date," together with the Series B Redemption Date, Series C Redemption Date and Series D Redemption Date, the "Redemption Dates" and each, a "Redemption Date"), specifying the number of shares to be redeemed. The Corporation shall pay each holder of Series E who has given such notice an amount per share (in cash) equal to the greater of (i) the sum of (x) the original purchase price of such share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) plus (y) declared and accrued but unpaid dividends on the share or (ii) the fair market value per share as determined by mutual agreement or if necessary by an independent appraiser (the "Series E Redemption Price," together with the Series B Redemption Price, Series C Redemption Price and Series D Redemption Price, the "Redemption Prices" and each, a "Redemption Price"). Any discount by the independent appraiser for restrictions on transferability, absence of a public market, minority ownership or limitations on the Company's ability to pay the Series E Redemption Price shall not exceed 15% in the aggregate. If the Company and the Investors requesting redemption are not able to agree on an independent appraiser within thirty (30) days after the Company's receipt of request for redemption, the Company and/or such Investors will request the names of independent appraisers from the AAA office in Atlanta, Georgia and will reasonably agree on an appraiser named in the list received from AAA. If the Company fails on the Series E Redemption Date to redeem all of the Series E requested to be redeemed, the Conversion Price of the Series E will immediately decrease by five percent (5%) and thereafter decrease at a rate of five percent (5%) per quarter until such Series E, the Series B, Series C and Series D is redeemed or converted in full. Upon notice to the Company at any time after such a failure, any or all of the Series E holders having requested redemption may withdraw such request, in which case such decrease in Conversion Price shall cease as of the date of such notice. Any such holder withdrawing its request may later require redemption at its option.

                    f. Insufficient Funds. If the funds of the Company legally available for redemption of shares of Series B, Series C, Series D and Series E on a Redemption Date are insufficient to redeem the total number of shares of Series B, Series C, Series D and Series E to be redeemed on such Redemption Date, the holders of shares of Series B, Series C, Series D and Series E shall share ratably pari passu as among themselves in proportion to the respective Redemption Prices of the Series B, Series C, Series D and Series E in any funds legally available for redemption of such shares of Series B, Series C, Series D and Series E. If any shares of Series B, Series C, Series D and Series E are not redeemed for the foregoing reasons or because the Corporation otherwise failed to

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                                     - 10 -

pay or tender to pay the aggregate Redemption Price on all outstanding shares of Series B, Series C, Series D and Series E, all shares which have not been redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, and, for so long as such shares which are required to have been redeemed but were not redeemed remain outstanding, the holders of the Series B, Series C, Series D and Series E shall be entitled to the decreases in Conversion Prices specified in Section 3(b), 3(c), 3(d) and 3(e) hereof. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series B, Series C, Series D and Series E, such funds will be used, by the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the ratable and pari passu basis as among the Series B, Series C, Series D and Series E.

                    g. Surrender of Stock. On or before each of the Redemption Dates, each holder of shares of Series B, Series C, Series D or Series E to be redeemed, unless the holder has exercised his right to convert the shares to be redeemed as provided in Section 5 hereof, shall surrender the certificate or certificates representing such shares to the Corporation free and clear of all liens, claims and encumbrances and, thereupon, the applicable Redemption Prices for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event less than all of the shares represented by such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the holder of such shares. After deposit by the Corporation of the applicable Redemption Prices, on or before each of the applicable Redemption Dates, all rights of the holder of such shares as holder of Series B, Series C, Series D and Series E (except the right to receive the applicable Redemption Prices without interest upon surrender of its certificates), shall cease and terminate with respect to such redeemed shares.

          4.   Voting Rights.

                    a. General. The Preferred Stock shall have that number of votes per share (rounded up to the nearest whole share) equivalent to the number of shares of Common Stock into which a share of Preferred Stock is convertible determined by reference to the applicable Conversion Prices (as defined in Section 5(c) hereof) in effect at the record date of the determination of the holders of the shares entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first solicited. Each holder of shares of Common Stock shall be entitled to one vote for each share held. Except as otherwise provided by law or this Certificate of Incorporation, the holders of Preferred Stock shall vote with the holders of the outstanding shares of Common Stock and not as a separate class or series. Except as provided to the contrary in the provisions establishing a class of stock, the number of authorized shares of such class may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, voting as a single class.

                    b. Series B Protective Provisions. In addition to voting rights provided by law and by the foregoing, the Corporation shall not, without the consent of the holders of at least two-thirds of the outstanding shares of Series B (voting together as a separate class), given in person or by proxy, either in writing or by vote at a meeting called for that purpose at which the holders of such Series B shall vote as a class;

                           i.       amend or modify the Certificate of
Incorporation of the Corporation;

                           ii.      increase the number of authorized shares of
Preferred Stock or create or authorize the issuance of any securities pari passu or senior to the Series B;

                           iii.     enter into any agreement regarding (x) an
Asset Transfer or Acquisition (each as defined in Section 2(d) hereof); (y) the sale, lease (as lessor) or disposal of assets representing more than $500,000 of the Corporation's total consolidated assets in any twelve-month period (other than sale or other dispositions of inventory in the ordinary course of business), or (z) the purchase or other acquisition of all of the assets of another Person; or

                           iv.      liquidate, dissolve, or reorganize in any
form of transaction.

                    c. Series C Protective Provisions. In addition to voting rights provided by law and by the foregoing, the Corporation shall not, without the consent of the holders of a majority of the outstanding shares of Series C (voting together as a separate class), given in person or by proxy, either in writing or by vote at a meeting called for that purpose at which the holders of the Series C shall vote as a class, by amendment to this Certificate of Incorporation of the Corporation or by merger or consolidation or in any other manner:

                           i.       enter into a transaction with any affiliate,
including any executive compensation plan, not approved by a majority of the disinterested members of the Board of Directors;

                           ii.      increase the number of authorized shares of
Preferred Stock or create or authorize the issuance of any securities pari passu or senior to the Series C;

                           iii.     amend or modify the Certificate of
Incorporation of the Corporation or the Bylaws of the Corporation;

                           iv.      acquire, invest or incur debt not in the
ordinary course of business, in excess of $250,000;

                           v.       enter into any agreement regarding (x) an
Asset Transfer or Acquisition (each as defined in Section 2(d) hereof), (y) the sale, lease (as lessor) or disposal of assets representing more than $500,000 of the Corporation's total consolidated assets in any twelve-month period (other than sales or other dispositions of inventory in the ordinary course of business), or (z) the purchase or other acquisition of all of the assets of another Person;

                           vi.      change the nature of the Company's business
from that previously conducted; or

                           vii.     except in connection with (t) the conversion
(including conversion into Unadjusted Shares (as hereinafter defined)) or redemption of the Series A, Series B, Series C, Series D or Series E, the issuance of shares of Series E, not to exceed, in the aggregate 7,614,250 shares of Series E pursuant to that certain Series E Preferred Stock and Warrant Purchase Agreement dated as of December 19, 2003 by and among the Corporation and the other parties thereto (the "Purchase Agreement') or the issuance of shares of Series C or Series D pursuant to the dividend provisions thereof, (u) issuances of Common Stock on exercise of options issued to employees, consultants and directors of the Corporation pursuant to equity incentive plans and other arrangements, contracts or agreements approved by the Board of Directors aggregating not more than 3,809,868 shares of Common Stock (as adjusted for all stock splits, stock dividends, consolidations, recapitalizations and reorganizations) or such greater amount as may be approved by written consent or vote of the Board of Directors including the unanimous consent or approval of the directors elected by the holders of Series D and Series E (voting together as a single class on an as-if converted basis), (v) shares of Series D (as adjusted for all stock splits, stock dividends, consolidations, recapitalizations and reorganizations) issued upon conversion of the Series D Warrants (as defined in the Rights Agreement), up to 68,000 shares of Series D issued or issuable in connection with the financing of the Corporation's headquarters and research facility, and the warrants to purchase 7,614 shares of capital stock issued or reserved for issuance to General Electric Capital Corporation, (w) shares of Series E (as adjusted for all stock splits, stock dividends, consolidations, recapitalization and reorganizations) issued upon conversion of the Series E Warrants (as defined in the Rights Agreement), (x) issuances of 15,000 shares of Common Stock (as adjusted for all stock splits, stock dividends, consolidations, recapitalizations and reorganizations) upon conversion of certain warrants outstanding as of the date hereof, (y) issuances of 222,328 shares of Series B (as adjusted for all stock splits, stock dividends, consolidations, recapitalizations and reorganizations) upon conversion of certain warrants outstanding as of the date hereof, or (z) issuances of 5,119 shares of Series C (as adjusted for all stock splits, stock dividends, consolidations, recapitalizations and reorganizations) upon conversion of certain warrants outstanding as of the date hereof, issue or sell any Additional Shares of Common Stock (as defined below) or Convertible Securities (as defined below) or rights or options relating thereto, or any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or any other equity securities or containing profit participation features).

                    d. Series D and Series E Protective Provisions. In addition to voting rights provided by law and by the foregoing, the Corporation shall not, without the consent of the holders of a majority of the outstanding shares of Series D and Series E (voting together as a single class on an as-if converted basis), given in person or by proxy, either in writing or by vote at a meeting called for that purpose at which the holders of the Series D and Series E shall vote as a single class, by amendment to this

Certificate of Incorporation of the Corporation or by merger or consolidation or in any other manner:

                           i        enter into, amend, modify or supplement, or
permit any subsidiary to enter into, amend, modify or supplement a transaction or agreement with any affiliate of the Company or relative of such affiliate, including any executive compensation plan, not approved by a majority of the disinterested members of the Board of Directors;

                           ii       increase the authorized capital stock of the
Corporation (other than changes necessary to effect other dividends, stock splits or other similar recapitalizations);

                           iii      increase the number of authorized shares of
Preferred Stock or create or authorize the creation of any additional class or series of shares of stock if the same ranks pari passu or senior to the Series D or Series E, or create or authorize any obligation or security convertible into shares of any class or series of stock if the same ranks pari passu or senior to the Series D or Series E, or increase the rights or preferences of any class or series of shares of stock so as to make the same pari passu or senior to the Series D or Series E;

                           iv       amend or modify the Certificate of
Incorporation of the Corporation or the Bylaws of the Corporation;

                           v        acquire, invest or incur debt not in the
ordinary course of business, in excess of $250,000;

                           vi       enter into any agreement regarding (x) an
Asset Transfer or Acquisition (each as defined in Section 2(d) hereof), (y) the sale, lease (as lessor) or disposal of assets representing more than $500,000 of the Corporation's total consolidated assets in any twelve-month period (other than sales or other dispositions of inventory in the ordinary course of business), or (z) the purchase or other acquisition of all of the assets of another Person;

                           vii      change the nature of the Company's business
from that previously conducted;

                           viii     except in connection with (t) the conversion
(including conversion into Unadjusted Shares) or redemption of the Series A, Series B, Series C, Series D or Series E, the issuance of shares of Series E, not to exceed, in the aggregate 7,614,250 shares of Series E pursuant to the Purchase Agreement or the issuance of shares of Series C or Series D pursuant to the dividend provisions thereof, (u) issuances of Common Stock on exercise of options issued to employees, consultants and directors of the Corporation pursuant to equity incentive plans and other arrangements, contracts or agreements approved by the Board of Directors aggregating not more than 3,809,868 shares of Common Stock (as adjusted for all stock splits, stock dividends, consolidations, recapitalizations and reorganizations) or such greater amount as may be approved by written consent or vote of the Board of Directors including the unanimous consent or approval of the directors elected by the holders of Series D and Series E (voting together as a single class on an as-if converted basis), (v) shares of Series D (as adjusted for all stock splits, stock dividends, consolidations, recapitalizations and reorganizations) issued upon conversion of the Series D Warrants), up to 68,000 shares of Series D issued or issuable in connection with the financing of the Corporation's headquarters and research facility, and the warrants to purchase 7,614 shares of capital stock issued or reserved for issuance to General Electric Capital Corporation, (w) shares of Series E (as adjusted for all stock splits, stock dividends, consolidations, recapitalization and reorganizations) issued upon conversion of the Series E Warrants, (x) issuances of 15,000 shares of Common Stock (as adjusted for all stock splits, stock dividends, consolidations, recapitalizations and reorganizations) upon conversion of certain warrants outstanding as of the date hereof, (y) issuances of 222,328 shares of Series B (as adjusted for all stock splits, stock dividends, consolidations, recapitalizations and reorganizations) upon conversion of certain warrants outstanding as of the date hereof, or (z) issuances of 5,119 shares of Series C (as adjusted for all stock splits, stock dividends, consolidations, recapitalizations and reorganizations) upon conversion of certain warrants outstanding as of the date hereof, issue or sell any Additional Shares of Common Stock (as defined below) or Convertible Securities (as defined below) or rights or options relating thereto, or any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or any other equity securities or containing profit participation features);

                           ix       declare or pay any dividend of cash or
property in respect of any security of the Corporation or purchase, redeem or retire any share of Common Stock of the Corporation;

                           x        effect any exchange, reclassification, or
recapitalization or the outstanding securities of the Corporation;

                           xi       increase the size of the Board of Directors
to more than eleven (11) or change the election procedures of the Board of Directors;

                           xii      take any other actions to alter or change
rights, preferences or privileges of or materially affect the Series D or Series E, including but not limited to, as to the distribution of assets or liquidation, dissolution or winding up of the Corporation and as to conversion, dividend and redemption rights; or

                           xiii     liquidate, dissolve, or effect a
recapitalization, reclassification, or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes).

         5. Conversion. Subject to Section 7 hereof, the rights of the holders of shares of Preferred Stock to convert such shares into shares of Common Stock (as defined in Section 5(i) below) of the Corporation (the "Conversion Rights"), and the terms and conditions of such conversion, shall be as follows:

                    a.   Right to Convert.

                           i.       Each share of the Preferred Stock shall be
convertible, at the option of the holder thereof, at any time after the date of the issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock or the Common Stock, into that number of the fully paid and nonassessable shares of Common Stock determined in accordance with the provisions of Section 5(b) below. In order to convert shares of the Preferred Stock into shares of Common Stock, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or to the transfer agent for the Preferred Stock or the Common Stock, together with written notice to the Corporation stating that it elects to convert the same and setting forth the name or names it wishes the certificate or certificates for Common Stock to be issued, and the number of shares of Preferred Stock being converted.

                           ii.      The Corporation shall, as soon as
practicable after the surrender of the certificate or certificates evidencing shares of Preferred Stock for conversion at the office of the Corporation or the transfer agent for the Preferred Stock or the Common Stock, issue to each holder of such shares, or its nominee or nominees, a certificate or certificates evidencing the number of shares of Common Stock (and any other securities and property) to which it shall be entitled and, in the event that only a part of the shares evidenced by such certificate or certificates are converted, a certificate evidencing the number of shares of Preferred Stock which are not converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such date and shall, with respect to such shares, have only those rights of a holder of Common Stock of the Corporation.

                           iii.     Each share of Preferred Stock then
outstanding shall be automatically converted into that number of fully paid and nonassessable shares of Common Stock determined in accordance with the provisions of Section 5(b) below immediately upon the closing of a Qualified Public Offering. "Qualified Public Offering" means a consummated firmly underwritten public offering of the Corporation's Common Stock on a Form S-1 Registration Statement, or any similar form of registration statement, adopted by the Commission from and after the date hereof, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to which the Corporation receives gross proceeds of at least $50,000,000 (before underwriting discounts, commissions and fees) and the price to the public is at least $8.00 per share (as appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends and distributions on Common Stock payable in shares of Common Stock after June 8, 2000).

                    b.   Conversion of Preferred Stock.

                           i.       Each share of Series A shall be convertible
into the number of shares of Common Stock which results from dividing the Series A Conversion Price (as defined below) per share in effect at the time into $1.164 per share.

                           ii.      Each share of Series B shall be convertible
into the number of shares of Common Stock which results from dividing the Series B Conversion Price (as defined below) per share in effect at the time into the original issuance price of such share of Series B.

                           iii.     Each share of Series C shall be convertible
into the number of shares of Common Stock which results from dividing the Series C Conversion Price (as defined below) per share in effect at the time into $2.85.

                           iv.      Each share of Series D shall be convertible
into the number of shares of Common Stock which results from dividing the Series D Conversion Price (as defined below) per share in effect at the time into the Series D Purchase Price.

                           v.       Each share of Series E shall be convertible
into the number of shares of Common Stock which results from dividing the Series E Conversion Price (as defined below) per share in effect at the time into the Series E Purchase Price.

                           vi.      No fractional shares of Common Stock shall
be issued upon conversion of Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors) on the date of conversion.

                    c. Conversion Price. The conversion price per share for the Preferred Stock shall initially be (i) $1.164 for the Series A (the "Series A Conversion Price"), (ii) $1.164 for the Series B issued before July 2, 1998 and $1.50 for the Series B issued on or after July 2, 1998 (the "Series B Conversion Price"), (iii) $2.85 for the Series C (the "Series C Conversion Price", (iv) the Series D Purchase Price for the Series D (the "Series D Conversion Price") and (v) the Series E Purchase Price for the Series E (the "Series E Conversion Price" and together with the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price, the "Conversion Prices") and each of which shall be subject to adjustment from time to time as provided herein.

                    d. Adjustment for Stock Splits and Combinations. If outstanding shares of the Common Stock of the Corporation shall be subdivided into a greater number of shares, or a dividend in Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect to the Common Stock of the Corporation, the Conversion Prices in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if outstanding shares of the Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Prices in effect immediately prior to such combination shall simultaneously with the effectiveness of such combination, be proportionately increased. Any adjustment to the Conversion Prices under this
Section 5(d) shall become effective at the close of business on the date the subdivision or combination referred to herein becomes effective.

                    e. Adjustments for Other Dividends. In the event the Corporation at any time, or from time to time, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock or securities convertible into or exchangeable for Common Stock, then and in each such event, provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 5 with respect to the rights of the holders of Preferred Stock.

                    f. Reorganizations, Mergers, Consolidations or Reclassifications. In the event of any capital reorganization, any reclassification of the Common Stock (other than a change in par value), or the consolidation or merger of the Corporation with or into another Person (excluding any Acquisition or Asset Transfer described in Section 2(d) of this Article II that is considered a liquidation under Section 2) (collectively referred to hereinafter as "Reorganizations"), the holders of the Preferred Stock shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to a Reorganization, upon conversion of the Preferred Stock the kind and number of shares of Common Stock or other securities or property (including cash) of the Corporation, or other corporation resulting from such consolidation or surviving such merger to which a holder of the number of shares of the Common Stock of the Corporation which the Preferred Stock entitled the holder thereof to convert to immediately prior to such Reorganization would have been entitled to receive with respect to such reorganization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth herein (including the specified changes and other adjustments to the Conversion Prices) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon conversion of the Preferred Stock. The provisions of this Section 5(f) shall similarly apply to successive Reorganizations.

                    g.   Sale of Additional Shares.

                           i.       If at any time or from time to time the
Corporation shall issue or sell Additional Shares of Common Stock (as hereinafter defined), or is deemed by the express provisions of this subsection
(g) to issue or sell Additional Shares of Common Stock, other than as a dividend or other distribution on any class of stock as provided in Section 5(e) above and other than as a subdivision or combination of shares of Common Stock as provided in Section 5(d) above, for a consideration per share less than the then existing Series A Conversion Price, Series B Conversion Price, Series C Conversion Price (with respect to shares of Series C that were issued after April 30, 2000), Series D Conversion Price or Series E Conversion Price, then, and in each such case, the then existing Series A Conversion Price, Series B Conversion Price, Series C Conversion Price (with respect to shares of Series C issued after April 30, 2000), Series D Conversion Price or Series E Conversion Price, as applicable, shall be reduced, as of the opening of business on the date of such issuance or sale, to a price determined by dividing (A) an amount equal to the sum of (1) the applicable Conversion Price immediately prior to such issuance or sale multiplied by the number of shares of Common Stock deemed outstanding at the close of business on the day before the date of such issuance or sale, plus (2) the aggregate consideration, if any, received or to be received by the Corporation upon such issuance or sale, by (B) an amount equal to the sum of (1) the number of shares of Common Stock deemed outstanding immediately prior to such issuance or sale, plus (2) the total number of Additional Shares of Common Stock so issued; provided, however, that if such issuance or sale results in gross proceeds to the Corporation of at least $5,000,000, the Series E Conversion Price shall be reduced, as of the opening of business on the date of such issuance or sale, to the amount equal to the consideration per share received by the Corporation in such issuance or sale. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (i) the number of shares of Common Stock actually outstanding, (ii) the number of shares of Common Stock into which the then outstanding shares of Preferred Stock could be converted if fully converted on the day immediately preceding the given date, and (iii) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.

Notwithstanding anything herein to the contrary, the operation of, and any adjustment of the Conversion Price pursuant to, this Section 5 may be waived with respect to shares of Series A, Series B, Series C (with respect to shares of Series C issued after April 30, 2000), Series D or Series E, as the case may be, either prospectively or retroactively, and either generally or in a particular instance, by a writing executed by the registered holders of a majority of the Series A, Series B, Series C, Series D or Series E, as the case may be. Any waiver pursuant to this subsection 5(g) shall bind all future holders of shares of Series A, Series B, Series C, Series D or Series E, as the case may be, for which such rights have been waived. In the event that a waiver of adjustment of Conversion Price under this subsection 5(g) results in different Conversion Prices for shares of Series A, Series B, Series C, Series D or Series E, the Secretary of the Corporation shall maintain a written ledger identifying the Conversion Price for each share of Series A, Series B, Series C, Series D or Series E, as the case may be. If different shares of Series A, Series B, Series C, Series D or Series E have more than one Conversion Price as a result of a waiver of adjustment of Conversion Price under this subsection 5(g) the Conversion Price for triggering any future adjustment of the Conversion Price of shares of Series A, Series B, Series C, Series D or Series E, which have not had such adjustment waived shall be the lowest Conversion Price in effect with respect to shares of Series A, Series B, Series C, Series D or Series E.

                           ii.      For the purpose of making any adjustment in
the Conversion Prices or number of shares of Common Stock issuable upon conversion of the Preferred Stock, as provided above, the consideration received by the Corporation for any issuance or sale of securities shall:

                                    (A)      To the extent it consists of cash,
be computed at the net amount of cash received by the Corporation after deduction of any expenses payable directly or indirectly by the Corporation and any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Corporation in connection with such issuance or sale;

                                    (B)      To the extent it consists of
consideration other than cash, the consideration other than cash shall be computed at the fair market value thereof as determined in good faith by the Board of Directors, at or about, but as of, the date of the adoption of the resolution specifically authorizing such issuance or sale, irrespective of any accounting treatment thereof; provided, however, that such fair market value, when added to any cash consideration received in connection with such issuance or sale, shall not exceed the aggregate market price of the Additional Shares of Common Stock being issued, as of the date of the adoption of such resolution; and

                                    (C)      If Additional Shares of Common
Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for consideration which covers both, the consideration received for the Additional Shares of Common Stock, Convertible Securities or rights or options shall be computed as that portion of the consideration so received which is reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                           iii.     For the purpose of making any adjustment in
the Conversion Prices provided in Section 5(g) hereof, if at any time, or from time to time, the Corporation issues any stock or other securities (other than Unadjusted Shares) convertible into Additional Shares of Common Stock (such stock or other securities being hereinafter referred to as the "Convertible Securities") or issues any rights or options to purchase Additional Shares of Common Stock or Convertible Securities (such rights or options being hereinafter referred to as "Rights"), then, and in each such case, if the Effective Conversion Price (as defined below) of such Rights or Convertible Securities shall be less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price in effect immediately prior to the issuance of such Rights or Convertible Securities, the

Corporation shall be deemed to have issued at the time of the issuance of such Rights or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received in consideration for the issuance of such shares an amount equal to the aggregate Effective Conversion Price of such Rights or Convertible Securities. "Effective Conversion Price" means an amount equal to the sum of the lowest amount of consideration, if any, received or receivable by the Corporation with respect to any one Additional Share of Common Stock upon issuance of the Rights or Convertible Securities and upon their exercise or conversion, respectively. No further adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price as adjusted upon the issuance of such Rights or Convertible Securities shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such Rights or the conversion of any such Convertible Securities. If any such Rights or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price as adjusted upon the issuance of such Rights or Convertible Securities shall be readjusted to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, which would have been in effect had such adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such Rights or on the conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Rights, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

                    h. Additional Shares of Common Stock. "Additional Shares of Common Stock" shall mean all shares of Common Stock issued or deemed to be issued or issuable by the Corporation, whether or not subsequently reacquired or retired by the Corporation, other than (i) shares of Common Stock issued upon the conversion of the Preferred Stock or dividends on Preferred Stock, (ii) up to 3,809,868 shares of Common Stock (as adjusted for all stock splits, stock dividends, consolidations, recapitalizations and reorganizations) and any additional shares of Common Stock approved by written consent or vote of the Board of Directors including the unanimous consent or approval of the directors elected by the holders of Series D and Series E (voting together as a single class on an as-if converted basis), net of cancellations or expirations of options, heretofore or hereafter issued or issuable to employees or directors or outside consultants or contractors of the Corporation or any of its subsidiaries pursuant to a plan or arrangement which plan or arrangement is approved by the holders of each of the Series B, the Series C, and the Series D and Series E (the Series D and Series E voting together as a single class on an as-if converted basis), (iii) shares of Common Stock issued pursuant to the acquisition of another company or a strategic alliance which is approved by the holders of each of the Series C and the Series D and Series E (the Series D and Series E voting together as a single class on an as-if converted basis),
(iv) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Corporation, (v) shares of Common Stock issued upon exercise of warrants outstanding on the date hereof and (vi) shares of Common Stock issuable on conversion of the Warrant Shares (as defined in the Rights Agreement).

                    i. Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Prices or the number of shares of Common Stock or other securities issuable upon conversion of the Preferred Stock, the Corporation, at its expense, shall cause the Chief Financial Officer of the Corporation to compute such adjustment or readjustment in accordance with this Certificate of Incorporation and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first-class mail, postage prepaid, to each registered holder of the Preferred Stock at the holder's address as shown on the Corporation's stock transfer books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Conversion Prices at the time in effect for the Preferred Stock and (iii) the number of Additional Shares of Common Stock and the type and amount, if any, of other property which at the time would be received upon conversion of the Preferred Stock.

                    j. Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 2(d)), or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any Asset Transfer (as defined in Section 2(d)), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, or any other action of the type or types requiring an adjustment to the Conversion Prices or the number or character of the Preferred Stock as set forth herein, the Corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation, winding up, or other action is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation, winding up, or other action. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Prices and the number, kind, or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of Preferred Stock.

                    k. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect a conversion of all outstanding shares of the Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall promptly seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. In the event of the consolidation or merger of the Corporation with another corporation where the Corporation is not the surviving corporation, effective provisions shall be made in the certificate of incorporation, merger, or consolidation, or otherwise of the surviving corporation so that such corporation will at all times reserve and keep available a sufficient number of shares of Common Stock or other securities or property to provide for the conversion of the Preferred Stock in accordance with the provisions of this
Section 5.

                    l. Payment of Taxes. The Corporation shall pay all taxes and other governmental charges (other than any income or other taxes imposed upon the profits realized by the recipient) that may be imposed in respect of the issue or delivery of shares of Common Stock or other securities or property upon conversion of shares of Preferred Stock, including without limitation, any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock or other securities in a name other than that of which the shares of Preferred Stock so converted were registered.

                    m. Status of Converted or Redeemed Stock. In the event any shares of Preferred Stock shall be redeemed or converted pursuant to Section 3 or Section 5 hereof, the shares so converted or redeemed shall be canceled and shall not be issuable by the Corporation, and the Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

                    n. No Impairment. The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith use its best efforts, and assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against dilution or other impairment.

          6.   Unadjusted Shares.

                    a. Series B-1. Each outstanding share of Series B-1 shall be treated as an outstanding share of Series B for all purposes and shall be entitled to all of the rights, preferences, privileges and restrictions granted to and imposed upon a share of Series B as if the Series B and Series B-1 constituted a single series; provided, however, that (i) the conversion price for each share of Series B-1 shall be equal to the Series B Conversion Price in effect immediately prior to the Mandatory Offering Date (as hereinafter defined) upon which such share of Series B-1 was issued and shall not be subject to adjustment under Section 5.g and (ii) shares of Series B-1 shall not be subject to conversion under Section 7.

                    b. Series C-1. Each outstanding share of Series C-1 shall be treated as an outstanding share of Series C for all purposes and shall be entitled to all of the rights, preferences, privileges and restrictions granted to and imposed upon a share of Series C as if the Series C and Series C-1 constituted a single series; provided, however, that (i) the conversion price for each share of Series C-1 shall be equal to the Series C Conversion Price in effect immediately prior to the Mandatory Offering Date upon which such share of Series C-1 was issued and shall not be subject to adjustment under Section 5.g and (ii) shares of Series C-1 shall not be subject to conversion under Section 7.

                    c. Series D-1. Each outstanding share of Series D-1 shall be treated as an outstanding share of Series D for all purposes and shall be entitled to all of the rights, preferences, privileges and restrictions granted to and imposed upon a share of Series D as if the Series D and Series D-1 constituted a single series; provided, however, that (i) the conversion price for each share of Series D-1 shall be equal to the Series D Conversion Price in effect immediately prior to the Mandatory Offering Date upon which such share of Series D-1 was issued and shall not be subject to adjustment under Section 5.g and (ii) shares of Series D-1 shall not be subject to conversion under Section 7.

                    d. Series E-1. Each outstanding share of Series E-1 shall be treated as an outstanding share of Series E for all purposes and shall be entitled to all of the rights, preferences, privileges and restrictions granted to and imposed upon a share of Series E as if the Series E and Series E-1 constituted a single series; provided, however, that (i) the conversion price for each share of Series E-1 shall be equal to the Series E Conversion Price in effect immediately prior to the Mandatory Offering Date upon which such share of Series E-1 was issued and shall not be subject to adjustment under Section 5.g and (ii) shares of Series E-1 shall not be subject to conversion under Section 7.

          7.   Special Mandatory Conversion.

                    a. If any holder of shares of Series B, Series C, Series D or Series E and/or its Affiliates (as defined below) having been assigned the Right of First Refusal (as defined below) from the holder (each, an "Offered Holder") is entitled to exercise a right of first refusal granted pursuant to
Section 2.2 of the Rights Agreement (the "Rights of First Refusal") with respect to any equity financing (an "Equity Financing") of the Corporation that would result in the reduction of the Conversion Price of any series of Preferred Stock held by such holder (provided, however, that this Section 7 shall not apply if the securities offered in such Equity Financing have a consideration per security of $2.00 or more (as such price may be adjusted for stock splits, stock dividends, reverse stock splits and the like) and (i) the Corporation has fully complied in all respects with its contractual obligations pursuant to such Right of First Refusal, (ii) the provisions of such Right of First Refusal have not been waived at the request of the Corporation by such Offered Holder, and (iii) if such Offered Holder (a "Non-Participating Holder") does not either (x) acquire in full such Offered Holder's Offered Securities (as defined below) or
(y) collectively, together with its Affiliates, invest at least $2,000,000 in the aggregate in such Equity Financing (a "Mandatory Offering"), then a portion of such Non-Participating Holder's shares of Series B, Series C, Series D and Series E shall automatically be converted, effective upon, subject to, and concurrently with, the consummation of the Mandatory Offering (the "Mandatory Offering Date"), into shares of Series B-1, Series C-1, Series D-1 and Series E-1, respectively (the "Unadjusted Shares"). The aggregate number of shares of Series B, Series C, Series D and Series E that shall be converted into Unadjusted Shares shall equal (x) the total number of shares of Preferred Stock held by such Non-Participating Holder (the "Preferred Holdings") less (y) an amount equal to the Preferred Holdings multiplied by a fraction of which (1) the numerator is the Purchased Allocated Securities (as defined below) and (2) the denominator is such Non-Participating Holder's Offered Securities (as defined below). In the event the forgoing calculation results in any fractional shares of Preferred Stock, the number of Unadjusted Shares to be issued pursuant to this Section 7 shall be rounded up to the next whole number. Other than pursuant to this Section 7, the Corporation shall not issue shares of Series B-1, Series C-1, Series D-1 or Series E-1.

                    b. The shares subject to the Unadjusted Shares shall be first satisfied with all of the Non-Participating Holder's Series E, if any, then Series D, if any, then Series C, if any, and then Series B, if any.

                    c.   The holder of any Series B converted pursuant to this
Section 7 into Series B-1 shall deliver to the Corporation during regular business hours at the office of any transfer agent of the Corporation for the Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares equaling Series B to be so converted, duly endorsed or assigned in blank or to the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, at the place designated by such holder (i) a certificate or certificates for the number of full shares of Series B-1 and such holder shall be deemed to have become a stockholder of record of Series B-1 on the Mandatory Offering Date unless the transfer books of the Corporation are closed on that date, in which event the holder shall be deemed to have become a stockholder of record of Series B-1 on the next succeeding date on which the transfer books are open and
(ii) a certificate or certificates for the remaining of the Series B, if any. Upon such conversion, any shares of Series B so converted shall be cancelled and shall not be subject to reissuance. The holder of any Series C converted pursuant to this Section 7 into Series C-1 shall deliver to the Corporation during regular business hours at the office of any transfer agent of the Corporation for the Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares equaling Series C to be so converted, duly endorsed or assigned in blank or to the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, at the place designated by such holder (i) a certificate or certificates for the number of full shares of Series C-1 and such holder shall be deemed to have become a stockholder of record of Series C-1 on the Mandatory Offering Date unless the transfer books of the Corporation are closed on that date, in which event the holder shall be deemed to have become a stockholder of record of Series C-1 on the next succeeding date on which the transfer books are open and (ii) a certificate or certificates for the remaining of the Series C, if any. Upon such conversion, any shares of Series C so converted shall be cancelled and shall not be subject to reissuance. The holder of any Series D converted pursuant to this
Section 7 into Series D-1 shall deliver to the Corporation during regular business hours at the office of any transfer agent of the Corporation for the Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares equaling Series D to be so converted, duly endorsed or assigned in blank or to the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, at the place designated by such holder (i) a certificate or certificates for the number of full shares of Series D-1 and such holder shall be deemed to have become a stockholder of record of Series D-1 on the Mandatory Offering Date unless the transfer books of the Corporation are closed on that date, in which event the holder shall be deemed to have become a stockholder of record of Series D-1 on the next succeeding date on which the transfer books are open and
(ii) a certificate or certificates for the remaining of the Series D, if any. Upon such conversion, any shares of Series D so converted shall be cancelled and shall not be subject to reissuance. The holder of any Series E converted pursuant to this Section 7 into Series E-1 shall deliver to the Corporation during regular business hours at the office of any transfer agent of the Corporation for the Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares equaling Series E to be so converted, duly endorsed or assigned in blank or to the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, at the place designated by such holder (i) a certificate or certificates for the number of full shares of Series E-1 and such holder shall be deemed to have become a stockholder of record of Series E-1 on the Mandatory Offering Date unless the transfer books of the Corporation are closed on that date, in which event the holder shall be deemed to have become a stockholder of record of Series E-1 on the next succeeding date on which the transfer books are open and (ii) a certificate or certificates for the remaining of the Series E, if any. Upon such conversion, any shares of Series E so converted shall be cancelled and shall not be subject to reissuance.

                    d. As used in this Section 7, the following terms shall have the following respective meanings:

                  "Affiliate" shall mean, for purposes hereof, an entity or person controlling, controlled by and/or under common control with and shall include an investment fund, partnership or other entity which has the same investment manager;

                  "Offered Securities" shall mean as to each Offered Holder, the Proportionate Percentage or such lesser amount of securities which has been expressly allocated for purchase in an Equity Financing to such Offered Holder by the unanimous vote or consent of the Board of Directors;

                  "Proportionate Percentage" shall mean as to an Offered Holder that percentage which such holder is entitled to purchase pursuant to the Right of First Refusal. Solely for determination of the Proportionate Percentage, the holder of outstanding Preferred Stock shall be treated as having converted all Preferred Stock into shares of Common Stock at the rate at which such securities are convertible into Common Stock in effect immediately prior to such Mandatory Offering Date, shall be treated as having exercised all securities exercisable into Preferred Stock at the rate at which such securities are convertible into Preferred Stock in effect immediately prior to such Mandatory Offering Date and shall be treated as having exercised all securities to purchase shares of Common Stock at the rate at which such securities are convertible into Common Stock in effect immediately prior to such Mandatory Offering Date; and

                  "Purchased Allocated Securities" shall mean the number of Offered Securities purchased by the Offered Holder in the Mandatory Offering.

                    e. The provisions of this Section 7 shall not apply to the AM Fund I, L.P.

          8.   Common Stock.

                    a. Dividend Rights. The holders of the Common Stock shall not be entitled to receive any dividends.

                    b. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of this Article II.

                    c.   Redemption. The Common Stock is not redeemable.

                    d. Voting Rights. The holder of each share of Common Stock shall have the right to one vote per share, and shall be entitled to notice of any meeting of stockholders in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by this Certificate of Incorporation and applicable law.

          9.   Miscellaneous.

                    a. Notices. Any notice required by the provisions of this Certificate of Incorporation shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

                    b. Conflicts. So long as any of the Preferred Stock is outstanding, in the event of any conflict between the provisions of this Article II or Article III and the remainder of this Certificate of Incorporation or the Bylaws of the Corporation (both as presently existing or hereafter amended and supplemented), the provisions of this Article II and Article III shall be and remain controlling.

                                      III.

                               BOARD OF DIRECTORS

         The Corporation shall not, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Preferred Stock (including, a majority of the Series D and Series E (voting together as a single class on an as-if converted basis), given in writing or by vote (as the case may be) together as a class, increase the maximum number of directors constituting the Board of Directors to a number in excess of eleven
(11). The holders of the Series B, voting separately as a single series, shall be entitled to elect three (3) members of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors. The holders of the Series C, voting separately as a single series, shall be entitled to elect one (1) member of the Corporation's Board of Directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director. The holders of Series A and Common Stock (voting as a single class on an as-if converted basis) shall be entitled to elect one (1) member of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office, such director and fill any vacancy caused by the resignation, death or removal of such director. The holders of the Series D and Series E (voting together as a single class on an as-if converted basis) shall be entitled to elect two (2) members of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal or such directors. The holders of Common Stock and Preferred Stock, voting together as a single class on an as-if converted basis, shall be entitled to elect four (4) members of the Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

                                       IV.

                           REGISTERED OFFICE AND AGENT

         The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                                       V.

                                    BUSINESS

         The purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                       VI.

                    ACTION BY STOCKHOLDERS WITHOUT A MEETING

         Action required or permitted by the General Corporation Law of the State of Delaware to be taken at a stockholders' meeting may be taken without a meeting if the action is taken by persons who would be entitled to vote at a meeting having voting power to cast not less than the minimum number (or numbers, in the case of voting groups) of votes that would be necessary to authorize or take the action at a meeting at which all stockholders entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by that number of stockholders entitled to take the action without a meeting and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

                                      VII.

                        LIMITATIONS ON DIRECTOR LIABILITY

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty or other duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director received an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the effective date of this Article to authorize corporate action further limiting the personal liability of directors, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                      VIII.

                                 INDEMNIFICATION

         The Corporation shall indemnify and advance expenses to a director of the Corporation to the maximum extent permitted by law, this Certificate of Incorporation, or the Bylaws of the Corporation.

         This Seventh Amended and Restated Certificate of Incorporation has been duly proposed and approved by the Board of Directors.

         This Seventh Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Corporation. A majority of the outstanding shares of Common Stock, Series A, Series C, Series D and two-thirds of the Series B approved this Seventh Amended and Restated Certificate of Incorporation by written consent in accordance with Section 228 of the General Corporation law of the State of Delaware and written notice of such was given by the Corporation in accordance with said Section 228.

                [Remainder of the page left intentionally blank]

         IN WITNESS WHEREOF, the undersigned has executed this Seventh Amended and Restated Certificate of Incorporation as of the 19th day of December, 2003.

                                      INHIBITEX INC.

                                      By: /s/ Russell H. Plumb
                                         ________________________________
                                            Russell H. Plumb
                                            Vice President, Treasurer, Secretary
                                            and Chief Financial Officer